DECLARATION OF TRUST

I, Maurice Bidaux, hereby declare that the mineral claims described below and which have been secured by me via an option agreement with Bearclaw Capital Corp. (as Keyser Resources Inc. trustee) are held by me in trust and for the benefit of Keyser Resources Inc..

Mineral Claims:

Tenure Number	Claim Name	Owner	Good To Date	Status	Area
510210	Rey Lake	Bearclaw Capital Corp. 100%	2016/06/09	GOOD	474.370

Dated the 11th  of June, 2008

/s/ Maurice Bidaux
Maurice Bidaux